UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             WESTERN RESOURCES, INC.
           (Exact name of registrant as specified in its charter)

                     Kansas                             48-0290150
        (State or other jurisdiction of             (I.R.S. Employer
         Incorporation or organization)              Identification No.)

        818 South Kansas Avenue, Topeka, Kansas            66612
       (Address of principal executive offices)         (Zip Code)

            WESTERN RESOURCES, INC. EMPLOYEES' 401(k) SAVINGS PLAN
                           (Full title of the plan)

     Richard D. Terrill                  William B. Moore
     Executive Vice President, General   Executive Vice President,
     Counsel and Corporate Secretary     Chief Financial Officer and Treasurer
     818 South Kansas Avenue             818 South Kansas Avenue
     Topeka, Kansas 66612                Topeka, Kansas 66612
     (785)575-6322                       (785)575-6369
     (Names, addresses and telephone numbers, including area code, of agents for service)

                       CALCULATION OF REGISTRATION FEE

                               Proposed         Proposed
Title of                       Maximum          Maximum          Amount of
Securities to   Amount to be   Offering Price   Aggregate        Registration
be Registered   Registered     Per Share (1)    Offering Price   Fee

Participations
in the Plan        (2)

Common Stock,
$5.00 Par Value  2,500,000     $17.34375        $43,359,375      $11,446.88

(1) Estimated solely for purpose of calculating the registration fee based upon the average of the high and low prices for the issuer's common stock reported on the New York Stock Exchange Composite Transactions on December 20, 1999 of $17.34375 per share.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

                                    PART I
                      INFORMATION REQUIRED IN PROSPECTUS

Item 1.  Plan Information. *

Item 2.  Registrant Information and Employee Plan Annual Information.*

         * The information called for by Part I of Form S-8 is not being filed with or included in this Form S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended.

                                    PART II
                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of  Documents by Reference.

         Western Resources, Inc. (the "Company") hereby incorporates by reference the registration statement filed on Form S-8 on January 1, 1995 with respect to securities issued under the Company's Employees' 401(k) Savings Plan (the "Plan") (SEC File Number 033-57435).

         The Company also hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 1-3523);

         (b) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1998 (File No. 1-3523);

         (c) The Company's Quarterly Reports filed on Form 10-Q for the periods ending March 31, 1999, June 30, 1999, and September 30, 1999 (File No. 1-3523);

         (d) The Company's Current Reports on Form 8-K dated January 28, 1999, April 1, 1999, May 11, 1999, July 23, 1999, August 12, 1999, August 24,
1999, October 12, 1999, October 14, 1999, October 15, 1999, October 22, 1999,
November 8, 1999, November 15, 1999, December 3, 1999, December 8, 1999 and December 20, 1999 (File No. 1-3523);

         (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10, filed May 5, 1949, as updated by the description contained in Item 7 of the Company's Form 10-Q filed for the quarter ended March 31, 1979; and

         (f) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's annual report referenced in (a) above.

All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to have been incorporated herein by reference, and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The financial statements and schedules included in or incorporated by reference in this Registration Statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

Item 6.  Indemnification of Directors and Officers.

         No material change. Refer to the registration statement filed on Form S-8 on January 1, 1995 (SEC File Number 033-57435).

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed herewith, or incorporated herein by reference:

         EXHIBIT NO.         EXHIBIT

             5               Legal opinion of Richard D. Terrill, Esq.
            23               Consent of Arthur Andersen LLP, filed herewith.

         The registrant has submitted the Plan and will submit any amendments thereto to the Internal Revenue Service in a timely manner and will make all changes required by the IRS to maintain the Plan's qualification.

Item 9.  Undertakings.

         No material change. Refer to the registration statement filed on Form S-8 on January 1, 1995 (SEC File Number 033-57435).

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Western Resources, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Topeka, State of Kansas on the 22nd day of December, 1999.

                                    WESTERN RESOURCES, INC.
                                    (Registrant)

                                    By:/s/ DAVID C. WITTIG
                                    David C. Wittig
                                    Chairman of the Board, President and
                                    Chief Executive Officer

     Each person whose signature appears below appoints David C. Wittig, William B. Moore, and Richard D. Terrill and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE               TITLE                              DATE

/s/ DAVID C. WITTIG
    David C. Wittig.    Chairman of the Board, President    December 22, 1999
                        and Chief Executive Officer
                        (Principal Executive Officer)

/s/ WILLIAM B. MOORE
    William B. Moore    Executive Vice President and Chief  December 22, 1999
                        Financial Officer (Principal Financial
                        and Accounting Officer)

/s/ FRANK J. BECKER
    Frank J. Becker     Director                            December 22, 1999


/s/ GENE A. BUDIG
    Gene A. Budig           Director                        December 22, 1999

/s/ THOMAS R. CLEVENGER
    Thomas R. Clevenger     Director                        December 22, 1999

/s/ JOHN C. DICUS
    John C. Dicus           Director                        December 22, 1999

/s/ DAVID H. HUGHES
    David H. Hughes         Director                        December 22, 1999

/s/ RUSSELL W. MEYER, JR.
    Russell W. Meyer, Jr.   Director                        December 22, 1999

/s/ JANE DRESNER SADAKA
    Jane Dresner Sadaka     Director                        December 22, 1999

/s/ LOUIS W. SMITH
    Louis W. Smith          Director                        December 22, 1999

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrative committee of the Plan has duly caused this registration statement to be signed on the Plan's behalf by the undersigned thereunto duly authorized, in the city of Topeka, and State of Kansas, on the 22nd day of December, 1999

                    THE WESTERN RESOURCES, INC. EMPLOYEES' 401K SAVINGS PLAN.




                    By /s/ BRUCE A. AKIN
                    Bruce A. Akin
                    Member of the Incentive and Benefits Committee

                                 EXHIBIT LIST


       EXHIBIT NO.         EXHIBIT

           5               Legal opinion of Richard D. Terrill, Esq.
          23               Consent of Arthur Andersen LLP, filed herewith.